UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): July 21, 2009
Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 West Field Court, Suite 300
Lake Forest, IL	60045

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(847) 279-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
On July 21, 2009, the Board of Directors of the Company elected Alan Weinstein as Director of the Company effective August 7, 2009. Mr. Weinstein will stand for election at the Company’s 2009 annual meeting of stockholders. Since 2000, Mr. Weinstein has provided consulting services to supplier clients in the areas of hospital organization, hospital operations, and working with group purchasing organizations. Previously, Mr. Weinstein was the Founder and President of Premier, Inc., an organization which provides various shared services to member hospitals. Mr. Weinstein holds an MBA in Health Administration from Cornell University.
Upon Mr. Weinstein’s appointment on August 7, 2009, the Company intends to award to Mr. Weinstein fully vested options to purchase 20,000 shares of the Company’s common stock, under the Amended and Restated Akorn, Inc. 2003 Stock Option Plan, at an exercise price as of the closing price of the Company’s common stock on the grant date. Mr. Weinstein will be compensated on the same basis as all other non-management directors of the Company, as described under “Director Compensation” in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.
Date: July 23, 2009	By:	/s/ Raj Rai
Raj Rai
Interim Chief Executive Officer